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[PRICEWATERHOUSECOOPERS LOGO]
                                               PRICEWATERHOUSECOOPERS LLP
                                               CHARTERED ACCOUNTANTS
                                               145 King Street West
                                               Toronto Ontario
                                               Canada M5H 1V8
                                               Telephone +1 (416) 869 1130
                                               Facsimile +1 (416) 863 0926
                                               Direct phone (416) 814-5809
                                               Direct fax (416) 941-8445

                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 24, 1999 relating to the consolidated financial statements of Planet America Inc. as of and for the years ended June 30, 1999 and 1998, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Toronto, Canada
March 16, 2000


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.